Exhibit 99.1

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

C-Chip's security solutions attract attention at the SEMA show

MONTREAL - (BUSINESS WIRE) - November 15, - C-Chip Technologies Corporation (OTCBB: CCHI) (Frankfurt WKN: 255471) is pleased to report that its security solutions attracted significant interest at the SEMA show (Specialty Equipment Market Association) held in Las Vegas November 2 through November 5. C-Chip exhibited its security and credit management solutions alongside one of its distributors for the automotive market, Northland Auto Enterprises.

The SEMA show is the premier automotive specialty products trade event in the world. It draws the industry's brightest minds and hottest products to one place. The SEMA convention attracted more than 100,000 industry leaders from over 100 countries to view the latest products and industry trends in the automotive, truck and SUV, marine and RV markets. This year, over 50,000 domestic and international buyers and 1,600 exhibitors attended the SEMA show.

For C-Chip, the SEMA show was one of the marketing initiatives that the company planned to use in the short term, to officially launch its security solutions designed for the automotive and the power sport market. C-Chip plans on showcasing its security solutions at five more industry trade conventions in Canada and the United States, between now and February 2005. C-Chip's participation in trade shows is one of the platforms that we intend to pursue to drive up sales of our security solutions for the automotive sector, namely the Falcon and the Hawk series.

Based on RFID technology, the Falcon is a wireless system with three separate cut-off units, each addressing and controlling a different component of the vehicle. The Falcon's wireless network is controlled through an active transponder carried by the vehicle's owner. This is C-Chip's most advanced anti-theft product for a -- it makes theft of a vehicle impossible by traditional means. The Hawk series is based on the same technology and principle, but adapted for power sports vehicles.

Stephane Solis, President & CEO, said: "Our team accomplished significant milestones at the SEMA show. First, we succeeded in attracting the attention of very large retail organizations for our security solutions. Second, we were able to secure the interest of quite a few agents to increase our coverage of car dealers in the United States. We were also able to initiate fruitful discussions with a number of financial institutions interested on our credit management solutions within the security sector. Looking at the actions that we undertook at the SEMA show, we expect that these steps will soon translate into significant revenue for our company."

About C-Chip Technologies Corporation
 C-Chip Technologies Corporation operates in the security industry. We are positioned in an emerging and rapidly growing industry that is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. We provide corporations and institutions security solutions for well-identified business needs The Company's goal is to be recognized as a leading provider of security services, credit and asset management solutions used by corporations, financial institutions, insurance companies, car rental companies and urban fleet managers

C-Chip Technologies Corporation
4710 St. Ambroise, Suite 227, Montréal, Quebec, H4C 2C7
(514) 337-2447 // 1 877 339-CHIP // info@C-Chip.com

About the C-ChipTM Technology

The C-ChipTM technology is a new wireless, web-based  set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-ChipTM technology offer significant opportunities within the security industry, particularly as anti-theft, credit and asset management solutions. Detailed information on the technology and its applications is available on our web-site at www.c-chip.com.

Contact:

Stephane Solis, President & CEO
C-Chip Technologies Corporation
514-337-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.